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                                                                 EXHIBIT 10.12

February 16, 1996

International Airline Support Group, Inc.
8095 N. W. 64th Street
Miami, Florida 33166

Attn:    Alexius A. Dyer III
         Chairman and Chief Executive Officer

Gentlemen:

    This letter confirms our understanding that International Airline Support Group, Inc. (which, together with its subsidiaries and affiliates, is hereinafter referred to as the "Company") has engaged Kirkland Messina, Inc. ("KM") to act as exclusive financial advisor and agent to the Company in connection with the private placement (the "Financing") of up to $3,000,000 aggregate principal amount of bridge notes (the "Notes") and a revolving credit facility with up to $15,000,000 total availability (the "Facility" and, together with the Notes, the "Securities") on a best efforts basis on terms satisfactory to the Company and in compliance with Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and other federal and state securities laws.

1. SERVICE TO BE RENDERED.  In connection with this engagement, KM will:   (I)
assist in the preparation of materials describing the Company, its operations, its historical performance and its future prospects; (ii) assist in structuring the proposed Financing and its terms; (iii) identify and contact selected qualified purchases (the "Purchasers") of the proposed Financing and furnishing them, on behalf of the Company and upon approval of the Company, with copies of the Offering Materials (as defined below); (iv) assist the Company in negotiating the financial aspects of the proposed Financing; and (v) perform such other financial advisory services in connection with the Financing as the Company shall reasonably request. Nothing contained herein constitutes a commitment on the part of KM to purchase any securities.

2. COMPENSATION. As compensation for services to be provided by KM hereunder, the Company agrees to pay, upon consummation of, and out of the proceeds of the
Financing, to KM a cash fee equal to:   (I) 5.0% of the aggregate principal
amount of the Notes and (ii) 3.0% of the total availability provided under the Facility. In addition, upon request by KM, the Company agrees to reimburse KM promptly for all reasonable out-of-pocket expenses (including without limitation all fees and expenses of counsel) incurred by KM in connection with the engagement hereunder. Further, the Company will be responsible for all other reasonable expenses associated with the placement of the Financing, including, but not limited to, its own accounting and legal fees, printing

Alexius A. Dyer  III
Chairman and Chief Executive Officer
International Airline Support Group, Inc.
February 16, 1996
Page 2


and travel costs, and legal costs of the proposed Purchasers. Reimbursement of out-of-pocket expenses will be paid to KM promptly by the Company whether or not the proposed Financing is consummated.

    The proposed Financing shall be deemed to have been consummated and the fees and expenses provided hereunder shall become payable upon the execution of commitment letters or purchase agreements between the Company and the Purchasers, and the fees and any unreimbursed expenses to be paid hereunder shall be paid on closing. The Company agrees to the indemnification and other obligations set forth in Schedule I attached hereto, which such Schedule is an integral part hereof and is hereby incorporated herein by reference.

    Without limiting anything else contained herein, no fee payable to any other financial advisor either by the Company or any other entity shall reduce or otherwise affect the fees payable hereunder to KM.

    Section 3. TERM OF ENGAGEMENT. This Agreement may be terminated by either party hereto upon 15 days' written notice, and in any event shall expire on April 30, 1996. Upon any termination or expiration of this Agreement, KM will be entitled to prompt payment of all fees accrued prior to such termination or expiration and reimbursement of all out-of-pocket expenses described above. Sections 2, 3, 5, 6, 9 and 10 of this Agreement and the indemnity and other provisions contained in Schedule I will also remain operative and in full force and effect regardless of any termination or expiration of this Agreement.

    In addition, if at any time prior to 18 months after the termination or expiration of this Agreement the Company consummates a financing transaction or transactions with proposed Purchasers introduced to the Company by KM, KM in addition to any fee and expense reimbursement otherwise owing pursuant to
Section 2 of this Agreement, shall be entitled to payment in full of the compensation described in Section 2 of this Agreement with respect to such financing transaction or transactions.

    Without limiting the foregoing, it is understood that if, during the term of this Agreement, the Company commences a transaction or series of transactions in lieu of the proposed Financing with a party or parties other than KM for which an advisor or agent would customarily be entitled to compensation, KM and the Company will in good faith mutually agree upon acceptable compensation for KM, taking into account, among other things, the results obtained and the custom and practice of KM and other investment bankers acting in similar transactions.

Alexius A. Dyer III
Chairman and Chief Executive Officer
International Airline Support Group, Inc.
February 16, 1996
Page 3


    Section 4. COOPERATION. The Company will furnish KM with all financial and other information and data as KM believes appropriate in connection with its activities on the Company's behalf, and shall provide KM full access to its officers, directors, employees and professional advisors. In addition, the Company will be responsible for preparing a private placement memorandum (which, together with the appendices and exhibits thereto and any amendments or supplements thereto, is herein referred to as the "Offering Materials") relating to the proposed Financing. The Company agrees that it and its counsel will be solely responsible for ensuring that the Financing and the Offering Materials comply in all respects with the applicable law. The
Company authorizes KM to transmit the Offering Materials to prospective Purchasers, and represents and warrants that the Offering Materials, at all times through the closing, will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Company will also cause to be furnished to KM at the closing copies of such agreements, opinions, certificates and other documents delivered at the closing as KM may reasonably request. The Company will promptly notify KM if it learns of any material inaccuracy or misstatement in, or material omission from, any information theretofore delivered to KM.

    The Company recognizes and confirms that KM, in connection with performing its services hereunder, (i) will be relying without investigation upon information that is available from public sources or supplied to it by or on behalf of the Company or its advisors, (ii) shall not in any respect be responsible for the accuracy or completeness of, or have any obligation to verify, the same, (iii) will not conduct any appraisal of any assets of the Company and (iv) may require that the Offering Materials contain appropriate disclaimers consistent with the foregoing.

    The Company has not taken, and will not take, any action, directly or indirectly, so as to cause the Financing to fail to be exempt under the Act.

    Section 5. CONFIDENTIALITY. The Company agrees that any advice, written or oral, provided by KM pursuant to this Agreement will be treated by the Company as confidential, will be solely for the information and assistance of the Company in connection with its consideration of a transaction of the type referred to in the first paragraph of this Agreement and will not be used, circulated, quoted or otherwise referred to for any other purpose, nor will it be filed with, included in or referred to, in whole or in part, in any registration statement, proxy statement or any other communication, whether written (including, without limitation, the Offering Materials) or oral, prepared, issued or transmitted by the Company or any affiliate, director, officer, employee, agent or representative of any thereof, without, in each instance, KM's prior written consent, which shall not be unreasonably withheld.

Alexius A. Dyer III
Chairman and Chief Executive Officer
International Airline Support Group, Inc.
February 16, 1996
Page 4


    Further, in connection with this engagement of KM, it is contemplated that the Company may supply to KM certain non-public or proprietary information concerning the Company ("Confidential Information"). KM shall use Confidential Information solely for the purposes of rendering services pursuant to and in accordance with this engagement and shall not, without the prior written consent of the Company, disclose any Confidential Information to any person, other than its officers, directors, employees and outside advisors with a need to know; PROVIDED, HOWEVER, that the foregoing shall not apply to any information which becomes publicly available other than as a result of the breach of KM's undertakings hereunder, or that which KM is required to disclose by judicial or administrative process in connection with any action, suit, proceeding or claim.

    Section 6. CONFLICTS; LIMITATION. The Company acknowledges that KM and its affiliates may have and may continue to have investment banking and other relationships with parties other than the Company pursuant to which KM may acquire information of interest to the Company. KM shall have no obligation to disclose such information to the Company, or to use such information in connection with any contemplated transaction. The Company recognizes that KM has been retained only by the Company, and that the Company's engagement of KM is not deemed to be on behalf of and is not intended to and does not confer rights upon any stockholders, owner or partner of the Company or any other person not party hereto as against KM or any KM's affiliates or the respective directors, officers, agents, employees or representatives of either KM or any of KM's affiliates. No one other than the Company is authorized to rely upon the engagement of KM hereunder or any statements, advice, opinions or conduct by KM.

    Section 7. EXCLUSIVITY. The Company hereby retains and authorizes KM to act as its exclusive advisor in connection with the Financing. The Company agrees that no other financial advisor is or will be authorized by it during the term of this Agreement to perform services on its behalf of the type which KM is authorized to perform hereunder.

    Section 8. PUBLIC ANNOUNCEMENTS. KM shall have the right to place announcements and advertisements in financial and other newspapers and journals, at its own expense, describing its services in connection with the Financing, provided that KM obtains the Company's prior written consent.

    Section 9. COMPLETE AGREEMENT; SEVERABILITY; AMENDMENTS; ASSIGNMENT. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes any prior agreements and understandings relating to the subject matter hereof. If any provisions of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or

Alexius A. Dyer III
Chairman and Chief Executive Officer
International Airline Support Group, Inc.
February 16, 1996
Page 5


waived except by an instrument in writing signed by both KM and the Company. This Agreement may not be assigned by either party without the prior written consent of the other party.

    This Agreement shall be binding upon and inure to the benefit of the Company, KM, each Indemnified Person (as defined in Schedule I hereto) and their respective successors and assigns.

    Section 10. GOVERNING LAW; FORUM. This Agreement will be governed by, and construed in accordance with, the laws of the State of California applicable to agreements made and to be performed entirely in such state. Each of the Company and KM agree that any action or proceeding based hereon, or arising out of KM's engagement hereunder, shall be brought and maintained exclusively in the courts of the State of California or in the United States District Court for the Central District of California. The Company and KM each hereby irrevocably submit to the jurisdiction of the courts of the State of California and of the United States District Court for the Central District of California for the purpose of any such action or proceeding as set forth above and irrevocably agree to be bound by any judgment rendered thereby in connection with such action or proceeding. Each of the Company and KM hereby irrevocably waive, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such action or proceeding brought in any such court referred to above and any claim that any such action or proceeding has been brought in an inconvenient forum. The Company (for itself, anyone claiming through it or its name, and on behalf of its equity holders) and KM each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the proposed Financing contemplated hereby. Each party to this Agreement agrees to promptly pay the prevailing party all expenses (including attorneys' fees and expenses) in connection with the enforcement of this Agreement.

Alexius A. Dyer III
Chairman and Chief Executive Officer
International Airline Support Group, Inc.
February 16, 1996
Page 6


    Please confirm that the foregoing correctly sets forth our agreement by signing and returning to KM the enclosed original copy of this Agreement.

                                  Very truly yours,

                                  Kirkland Messina, Inc.


                                  By: /s/ Kyle R. Kirkland
                                     ------------------------------------
                                     Kyle R. Kirkland
                                     President


Accepted as of the date
first written above.

International Airline Support Group, Inc.



By:     /s/ Alexius A. Dyer III
   ---------------------------------------
      Alexius A. Dyer III
      Chairman and Chief Executive Officer

Alexius A. Dyer III
Chairman and Chief Executive Officer
International Airline Support Group, Inc.
February 16, 1996
Page 7


                                      SCHEDULE I

    This Schedule I is a part of an is incorporated into that certain letter agreement (the "Agreement"), dated February 16, 1996, by and between International Airline Support Group, Inc. (the "Company"), and Kirkland Messina, Inc. ("KM"). Capitalized terms used herein and not defined herein shall have the meaning assigned thereto in the Agreement.

    The Company agrees to indemnify and hold harmless KM and its affiliates, the respective directors, officers, attorneys and other agents, stockholders and employees of KM and its affiliates and each other person, if any, controlling KM or any of its affiliates (KM and each such person and entity being referred to as an "Indemnified Person"), to the fullest extent lawful, from and against any losses, claims, damages or liabilities or actions (including without limitation shareholder actions and actions arising from the use of information contained in the Offering Materials or omissions from such materials) related to or arising out of this engagement or any Indemnified Person's role in connection therewith, and will pay (or, if paid by an Indemnified Person, reimburse such Indemnified Person) for all reasonable fees and expenses (including without limitation reasonable counsel fees) incurred by such Indemnified Person in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. The Company will not, however, be responsible for any claims, liabilities, losses, damages or expenses that result from any compromise or settlement not approved by the Company or that result primarily from the fraud, willful misconduct or gross negligence of any Indemnified Person. The Company also agrees that no Indemnified Person shall have any liability to the Company for or in connection with this engagement, except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company that result from the fraud, willful misconduct or gross negligence of the Indemnified Person. The foregoing agreement shall be in addition to any rights that any Indemnified Person may have at common law or otherwise, including without limitation any right to contribution.

    If any action or proceeding is brought against any Indemnified Person in respect of which indemnity may be sought against the Company pursuant hereto, or if any Indemnified Person receives notice from any potential litigant or a claim which such person reasonably believes will result in the commencement of any such action or proceeding, such Indemnified Person shall promptly notify the Company in writing of the commencement of such action or proceeding, or of the existence of any such claim, but the failure to so notify the Company of any such action or proceeding shall not relieve the Company from any other obligation or liability that it may have to any Indemnified Person, except to the extent that the failure to so notify the Company prejudices the Company. If any such action or proceeding shall be brought against any Indemnified Person, the Company shall be entitled to participate in such action or proceeding with counsel of the Company's

Alexius A. Dyer III
Chairman and Chief Executive Officer
International Airline Support Group, Inc.
February 16, 1996
Page 8


choice, or compromise or settle such action or proceeding, at its expense (in which case the Company shall not thereafter be responsible from the fees and expenses of any separate counsel retained by such Indemnified Person; provided, however, that such counsel shall be satisfactory to the Indemnified Person in the exercise of its reasonable judgment. Notwithstanding the Company's election to assume the defense of such action or proceeding, such Indemnified Person shall have the right to employ separate counsel and to participate in the defense of such action or proceeding, and the Company shall bear the reasonable fees, costs and expenses of such separate counsel (and shall pay such fees, costs and expenses at least quarterly), if (a) the use of counsel chosen by the Company to represent such Indemnified Person would, in the reasonable judgment of the Indemnified Person, present such counsel with a conflict of interest; (b) the defendants in, or targets of, any such action or proceeding include both an Indemnified Person and the Company, and such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it or to other Indemnified Persons that are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action or proceeding on behalf of the Indemnified Person); (c) the Company shall not have employed counsel reasonably satisfactory to such Indemnified Person in the exercise of the Indemnified Person's reasonable judgment to represent such indemnified Person within a reasonable time after notice of the institution of such action or proceeding; or (d) the Company shall authorize such Indemnified Person to employ separate counsel at the Company's expense.

    In order to provide for just and equitable contribution, if a claim for indemnification hereunder is found unenforceable in a final judgment by a court of competent jurisdiction (not subject to further appeal), even though the express provisions hereof provide for indemnification in such case, then the Company and KM shall contribute to the losses, claims, damages, judgments, liabilities or costs to which the Indemnified Person may be subject in accordance with the relative benefits received by, and the relative fault of, each in connection with the statements, acts or omissions that resulted in such losses, claims, damages, judgments, liabilities or costs. The Company agrees that a pro rata allocation would be unfair. No person found liable for a fraudulent misrepresentation or omission shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation or omission. Notwithstanding the foregoing, KM shall not be obligated to contribute to any amount hereunder that exceeds the amount of fees received by KM for its services to the Company in connection with its engagement hereunder.

    These indemnification, contribution and other provisions shall (i) remain operative and in full force and effect regardless of any termination or completion of the engagement of KM; (ii) inure to the benefit of any successors, assigns, heirs or personal representative of any Indemnified Person; and (iii) be in addition to any other rights that any Indemnified Person may have.